LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          COVANTA WASTE TO ENERGY, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                  LIMITED LIABILITY COMPANY AGREEMENT of COVANTA WASTE TO ENERGY, LLC, a Delaware limited liability company (the "Company"), dated as of March 4, 2004.

         This Limited Liability Company Agreement of Covanta Waste to Energy, LLC (the "Company"), is entered into by Covanta Projects, Inc., as the sole equity member (the "Member").

         The Member, by execution of this Agreement, hereby forms the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.), as amended from time to time (the "Act"), and this Agreement, hereby elects as follows:

                                    ARTICLE I

                             Introductory Provisions
                             -----------------------

                  1.01. Certain Definitions. As used herein:

                  "Act" shall have the meaning specified in the recitals to this Agreement.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlled by, controlling or under common control with such Person.

                  "Capital Contribution" shall mean a contribution by the Member to the capital of the Company pursuant to this Agreement.

                  "Fiscal Year" shall have the meaning specified in paragraph 4.02.

                  "Person" shall mean an individual or a corporation, partnership, trust, limited liability company, unincorporated organization, joint stock company, joint venture, association or other entity, or any government, or any agency or political subdivision thereof, whether organized under the laws of (or, in the case of individuals, resident in) the United States (or any political subdivision thereof) or any foreign jurisdiction.

                  "Transfer" shall mean any sale, exchange, transfer, assignment or other disposition.

                  1.02. Name; Formation of the Company. The name of the Company shall be "Covanta Waste to Energy, LLC". The Member authorized the execution of and caused to be filed with the Secretary of State of the State of Delaware the Certificate of Formation of the Company on March 3, 2004.

                  1.03. Principal Place of Business. The Company's principal place of business shall be 40 Lane Road, Fairfield, New Jersey, 07004, or such other offices or places of business for the Company as the Member may deem appropriate.

                  1.04. Registered Office; Filings. The Company shall maintain a registered office at the offices of Corporation Service Company, at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, in the County of New Castle, or at such other location as the Member may from time to time determine. At the Member's discretion, the Member shall cause to be executed, filed and published all such certificates, notices, statements or other instruments required under the laws of any jurisdiction, including with respect to the qualification of the Company as a foreign limited liability company under the laws of any other state.

                  1.05. Purposes. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

                  1.06. Duration. The Company was formed upon the filing of a Certificate of Formation with the Secretary of State of the State of Delaware pursuant to the Act. The term of the Company shall be perpetual unless the Company is dissolved pursuant to paragraph 6.01 herein.

                  1.07. Limitation of Liability. The liability of the Member and each employee of the Company to third parties for obligations of the Company shall be limited to the fullest extent provided in the Act and other applicable law.


                                   ARTICLE II

                 Capital Contributions; Distributions; Transfers
                 -----------------------------------------------

                  2.01. Capital Contributions. The Member will make Capital Contributions as necessary and at such times as the Member elects.

                  2.02. Withdrawal of Capital; Limitation on Distributions. The Member shall be entitled to withdraw any part of its Capital Contributions to, or to receive any distributions from, the Company to the fullest extent permitted by law. The Member shall not be entitled to demand or receive (i) interest on its Capital Contributions or (ii) any property from the Company other than cash (except as provided in paragraph 6.02).

                  2.03. Restrictions on Transfers. No Transfer by any Member of all or any portion of its interest in the Company shall be effective until the Person to whom the interest is to be transferred has agreed to become bound by the provisions of this Agreement.


                                   ARTICLE III

                                   Management
                                   ----------

                  3.01. Management by the Member.

                           (a) Qualification of Office. The business and affairs
of the Company shall be carried on and managed by, or under the direction of, the Member.

                           (b) Duties. The Member shall perform its duties in
good faith in a manner it reasonably believes to be in the best interest of the Company and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

                           (c) Powers. The Member shall have the full right and
authority to take all actions that it deems necessary, useful or appropriate for the management and conduct of the Company's business. The Member may exercise all powers of the Company. All instruments, contracts, agreements and documents of whatsoever type executed on behalf of the Company shall be executed in the name of the Company by the Member. The Member, or any Person designated by the Member, shall be an authorized person for purposes of executing and filing any certificates relating to the Company with the Secretary of State of the State of Delaware pursuant to the Act.

                  3.02. Officers.

                  (a) The Member may, from time to time, designate one or more persons to be officers of the Company. No officer need be a resident of the State of Delaware. Any officers so designated shall have such authority and perform such duties as the Member may, from time to time, delegate to them. The Member may assign titles to particular officers. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any restrictions on such authority imposed by the Member. The same person may hold any number of offices.

                  (b) Each officer shall hold office until his or her successor shall be duly designated and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

                  (c) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

                  (d) Any officer may be removed as such, either with or without cause, by the Member whenever in its judgment the best interests of the Company will be served thereby. The Member may fill any vacancy occurring in any office of the Company.

                  3.03. Admission of New Members. New or additional members may be admitted to the Company by the Member by the execution on the part of the Person or Persons being so admitted of a counterpart or counterparts of this Agreement and any other instrument or instruments required by the Member evidencing the agreement of the Persons or Persons so admitted to be bound by the provisions of this Agreement. In the event of the admission of new or additional members, this Agreement may be amended to reflect the terms of such members' participation in the Company.

                  3.04. Liability and Indemnification of the Member, Employees and Agents.

                  (a) The Member shall not be liable, responsible or accountable in damages or otherwise to the Company for any act or omission performed or omitted by the Member on behalf of the Company and in a manner reasonably believed by the Member to be within the scope of authority of the Member, provided that such act or omission does not constitute fraud, willful misconduct or gross negligence on the part of the Member.

                  (b) The Company shall indemnify and hold harmless the Member, to the fullest extent permitted by law, against all judgments, fines, amounts paid in settlement and expenses (including, without limitation, interest, penalties, counsel fees and disbursements and costs of preparation and investigation) incurred by the Member in any civil, criminal, administrative or investigative proceeding in which the Member is or was involved or threatened to be involved by reason of its being or having been a member in the Company or being or having been a general partner, member, director, officer, employee or agent of any Affiliate or, at the request of the Company, of any other corporation, partnership, joint venture, trust or other entity; provided, however, that the Company shall not be responsible for any judgments, fines, amounts paid in settlement or expenses that are the result of the Member's fraud, willful misconduct or gross negligence.

                  (c) The Company may indemnify any officer, employee or agent of the Company, to the fullest extent permitted by law, against all judgments, fines, amounts paid in settlement, and expenses (including, without limitation, interest, penalties, counsel fees and disbursements and costs of investigation and preparation) incurred by such Person in any civil, criminal, administrative or investigative proceeding in which such Person is involved or threatened to be involved by reason of such Person having been an officer, employee or agent of the Company; provided, however, that the Company shall not be responsible for any judgments, fines, amounts paid in settlement or expenses that are the result of such indemnified person's fraud, willful misconduct or gross negligence.

                  (d) The foregoing indemnification provisions shall not preclude any other rights to which the Persons indemnified hereunder may be entitled under any applicable statute, agreement, decision of the Member or otherwise, nor shall the foregoing preclude the Company from purchasing and maintaining insurance on behalf of any indemnified Person against liability which may be asserted against or incurred by such Person in such capacity, whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this paragraph 3.04. Expenses incurred in connection with any proceeding may be advanced by the Company prior to final disposition of such proceeding upon receipt of an undertaking by or on behalf of the indemnified Person to repay such amount if it shall be determined ultimately that the indemnified Person is not entitled to be indemnified under or pursuant to this paragraph 3.04.

                                   ARTICLE IV

                     Books, Fiscal Year; Tax Classification
                     --------------------------------------

                  4.01. Administrative Services, Books, Records and Reports. The Member shall cause to be performed all general and administrative services on behalf of the Company in order to assure that complete and accurate books and records of the Company are maintained at the Company's principal place of business showing the names, addresses and interests in the Company of each of the members of the Company, all receipts and expenditures, assets and liabilities, profits and losses, and all other records necessary for recording the Company's business and affairs.

                  4.02. Membership Interest Certificates. The Company shall be authorized to issue 100 equal shares of a single class of Limited Liability Company Interest (as defined in the Act) (the "Interest") in the form of membership certificates (each a "Membership Certificate") including any and all benefits to which the holder of such Interest may be entitled in this Agreement, together with all obligations of such person to comply with the terms and provisions of this Agreement. Each Member shall be entitled to a Membership Certificate in the Company. All membership certificates shall state the number of shares of Interest evidenced thereby, may (but need not) bear the seal of the Company and shall contain such further statements as shall be required by law. The Member may determine the form of the membership certificates except insofar as prescribed by law. The transfers of all Membership Certificates shall be subject to the restrictions, if any, imposed by this Agreement or any agreement to which the Company is party. Subject to any such restrictions (which shall be noted on the Membership Certificates), title to the Membership Certificates and to the membership Interest represented thereby shall be transferable on the books of the Company upon surrender of the Membership Certificates therefore duly endorsed, or accompanies by a separate document containing an assignment of the certificate or a power of attorney to sell, assign, pledge or otherwise transfer the same, signed by the person appearing by the certificate to be the owner of the membership interest represented thereby. If any Membership Certificate shall be lost, mutilated or destroyed, a new certificate may be issued in place thereof on reasonable evidence of such loss or destruction and upon such indemnity as the Company may require for its own protection.

                  4.03. Fiscal Year. The fiscal year of the Company for financial reporting and for federal income tax purposes (the "Fiscal Year") shall be the calendar year or, in the case of the first Fiscal Year, the portion thereof commencing on the date on which the Company was formed under the Act and, in the case of the last Fiscal Year of the term of the Company, the portion thereof ending on the date on which the winding up of the Company is completed. The Fiscal Year of the Company may be changed at any time by the Member.

                  4.04. Tax Classification. The Member recognizes and intends that the Company will be disregarded as an entity separate from its owner for income tax purposes, and will not make an election to be treated as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3, or any successor provision thereof, and to the extent necessary, the Company and the Member will make any election required to obtain treatment consistent with the foregoing.


                                    ARTICLE V

                                  Distributions
                                  -------------

                  5.01. Distributions. Distributions shall be made to the Member at such times and in such amounts as are determined by the Member, subject at all times to the federal and state laws governing the Company.

                  5.02. Restoration of Funds. Except as otherwise provided by law, the Member shall not be required to restore to the Company any funds properly distributed to it pursuant to paragraph 5.01 above.

                                   ARTICLE VI

                           Dissolution and Liquidation
                           ---------------------------

                  6.01. Dissolution. The Company shall be dissolved on any date specified for dissolution by the Member at its election; provided, however, that the Company shall dissolve at any time there is no member, unless continued by the personal representative of the last remaining member pursuant to the Act.

                  6.02. Winding up Affairs and Distribution of Assets. If an event occurs that results in a dissolution of the Company, then the Member (or the personal representative of the Member if the Member has ceased to be a member) shall proceed as promptly as practicable to wind up the affairs of the Company and distribute the assets thereof or appoint one or more liquidators to do so; provided that the assets of the Company shall be liquidated in an orderly and businesslike manner so as not to obtain less than fair value therefor. The appointment of any one or more liquidators may be revoked, or a successor or additional liquidator or liquidators may be appointed, by the Member. A final accounting shall be made by the Member or by a liquidator or liquidators so appointed, and the accountants of the Company shall review the final accounting and shall render their opinion with respect thereto. As part of the winding up of the affairs of the Company, the following steps shall be taken in the following order:

                           (1) The assets of the Company shall either be sold or, with the consent of the Member, some or all of the assets of the Company may be retained by the Company for distribution to the Member as hereinafter provided;

                           (2) The assets of the Company shall be distributed as follows:

                           (i) First, to creditors of the Company, including the
                  Member if it is a creditor, in satisfaction of debts, liabilities and obligations of the Company (whether by payment or establishment of reserves) other than liabilities for distributions to the Member under Section 18-601 or 18-604 of the Act;

                           (ii) Second, to the Member in satisfaction (whether
                  by payment or establishment of reserves) of liabilities of the Company under Section 18-601 or 18-604 of the Act; and

                           (iii) Third, to the Member; and

                           (3) The Certificate of Formation for the Company shall be canceled upon dissolution and completion of winding up of the Company, as provided in the Act.

                                   ARTICLE VII

                                  Miscellaneous
                                  -------------

                  7.01. Notices. Any and all notices or other communications permitted or required to be delivered or given under this Agreement shall be in writing and signed by the party giving such notice or other communication and shall be sent by telecopy or similar means of simultaneous transmission and receipt or shall be delivered personally, or sent by registered or certified mail, postage prepaid to the Company or the Member, as applicable, at the address or addresses specified by it from time to time. In the case of personal delivery, the date of personal delivery or, in the case of telecopy or similar means of simultaneous transmission and receipt, the date of transmission or, in the case of mailing, the date of receipt, as the case may be, shall be the date of the delivery or giving of such notice.

                  7.02. Successors and Assigns. Subject to the restrictions on transfer set forth herein, this Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Member, its successors, successors-in-title, executors, administrators, representatives, heirs and assigns.

                  7.03. Title to Company Property. All property and assets owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity and the Member, individually, shall not have any ownership of such property and assets.

                  7.04. Headings, etc. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural.

                  7.05. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

                  7.06. Entire Agreement; Amendments. This Agreement constitutes the entire understanding and agreement by the Member with respect to the subject matter hereof, and supersedes all prior agreements and understandings by the Member with respect to the subject matter hereof. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Member.

                  IN WITNESS WHEREOF, the Member has duly executed this Agreement as of the day and year first above written.


                                             COVANTA PROJECTS, INC.



Attest:                                      By:
        ------------------------                 -----------------------------
                                             Name:  Timothy J. Simpson
                                             Title: Assistant Secretary